CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN
         FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                    EXHIBIT 10.6


                           ASSET ACQUISITION AGREEMENT

                                     BETWEEN

                              JAYCOR NETWORKS, INC.

                                       AND

                                  ADAPTEC, INC.

                                      DATED

                                NOVEMBER 12, 1998

                                TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
ARTICLE I      DEFINITIONS..................................................................1
        1.1       "Ancillary Documents......................................................1
        1.2       "Assumed Liabilities......................................................1
        1.3       "Blocks...................................................................1
        1.4       "Closing".................................................................1
        1.5       "Closing Date"............................................................1
        1.6       "Contracts"...............................................................2
        1.7       "Discrete Circuits".......................................................2
        1.8       "Product Components.......................................................2
        1.9       "Fibre Channel Products"..................................................2
        1.10      "Encumbrances"............................................................2
        1.11      "Excluded Assets".........................................................2
        1.12      "Excluded Liabilities"....................................................2
        1.13      "GAAP"....................................................................2
        1.14      "Intangible Assets".......................................................2
        1.15      "Permitted Encumbrances"..................................................2
        1.16      "Product Designs".........................................................3
        1.17      "Purchase Price"..........................................................3
        1.18      "Purchased Assets"........................................................3
        1.19      "Tangible Assets".........................................................3
        1.20      "Technology Deliverables".................................................3
        1.21      "Transfer Taxes"..........................................................3

ARTICLE II     PURCHASE AND SALE OF PURCHASED ASSETS; ASSUMPTION OF LIABILITIES.............3
        2.1       Purchase and Sale.........................................................3
        2.2       Excluded Assets...........................................................3
        2.3       Assumption of Liabilities.................................................4
        2.4       Purchase Price............................................................5
        2.5       Warrants..................................................................5
        2.6       Trademark License.........................................................9
        2.7       Allocation...............................................................10
        2.8       Taxes....................................................................10

ARTICLE III    THE CLOSING.................................................................10
        3.1       The Closing..............................................................10
        3.2       Instruments of Transfer and Sale.........................................10
        3.3       Other Documents..........................................................10

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER....................................11

                                TABLE OF CONTENTS

                                   (continued)


                                                                                          Page
                                                                                          ----
        4.1       Organization.............................................................11
        4.2       Authorization............................................................11
        4.3       No Conflicts; Consents...................................................11
        4.4       Title to Tangible Assets.................................................11
        4.5       Tangible Assets..........................................................12
        4.6       Financial Reports........................................................12
        4.7       Litigation and Claims....................................................12
        4.8       Compliance with Laws and Regulations; Governmental Licenses, Etc.........12
        4.9       [Intentionally Left Blank................................................12
        4.10      Accuracy of Material Facts; Copies of Materials..........................12
        4.11      Intangible Assets; Proprietary Rights....................................13
        4.12      Contracts................................................................15
        4.13      Purchase for Own Account.................................................15
        4.14      Investment Experience....................................................16
        4.15      Accredited Investor Status...............................................16
        4.16      Restricted Securities....................................................16
        4.17      Further Limitations on Disposition.......................................16
        4.18      Legends..................................................................17

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................18
        5.1       Organization.............................................................18
        5.2       Authorization............................................................18
        5.3       No Conflicts; Consents...................................................18
        5.4       Capitalization...........................................................18
        5.5       Valid Issuance of Stock..................................................19
        5.6       Litigation and Claims....................................................20
        5.7       Proprietary Assets.......................................................20
        5.8       Registration Rights......................................................20
        5.9       Financial Statements.....................................................20
        5.10      Title to Property and Assets.............................................21
        5.11      Interested Party Transactions............................................21

ARTICLE VI     MUTUAL COVENANTS............................................................21
        6.1       Publicity................................................................21

ARTICLE VII    CONDITIONS TO CLOSING.......................................................22
        7.1       Conditions to Each Party's Obligations...................................22
        7.2       Conditions to Obligations of Seller......................................22
        7.3       Conditions to Obligations of Purchaser...................................23

                                TABLE OF CONTENTS

                                   (continued)

                                                                                          Page
                                                                                          ----
ARTICLE VIII      POST-CLOSING MATTERS.....................................................24
        8.1       New Purchaser Employees..................................................24
        8.2       Further Assurances of Seller.............................................24
        8.3       Non Compete..............................................................24
        8.4       Employee Intellectual Property Infringement..............................25
        8.5       Warranty Liability for Work in Progress..................................25
        8.6       NEC Related Obligations..................................................25

ARTICLE IX        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..............26
        9.1       Survival of Representations and Warranties...............................26
        9.2       Indemnification..........................................................26
        9.3       Procedures for Indemnification...........................................27
        9.4       Defense of Third Party Claims............................................28
        9.5       Settlement of Third Party Claims.........................................28
        9.6       Limits on Indemnification................................................29

ARTICLE X      GENERAL.....................................................................29
        10.1      Governing Law............................................................29
        10.2      Assignment; Binding upon Successors and Assigns..........................29
        10.3      Severability.............................................................30
        10.4      Entire Agreement.........................................................30
        10.5      Counterparts.............................................................30
        10.6      No Solicitation..........................................................30
        10.7      Confidentiality..........................................................30
        10.8      Expenses; No Brokers.....................................................31
        10.9      Other Remedies...........................................................32
        10.10     Amendment and Waivers....................................................32
        10.11     Waiver...................................................................32
        10.12     Arbitration..............................................................32
        10.13     Notices..................................................................33
        10.14     Construction and Interpretation of Agreement.............................34
        10.15     No Joint Venture.........................................................35
        10.16     Absence of Third Party Beneficiary Rights................................35

                           ASSET ACQUISITION AGREEMENT

        THIS ASSET ACQUISITION AGREEMENT is entered into as of November 12, 1998 by and between JAYCOR NETWORKS, INC., a Delaware corporation ("Purchaser"), and ADAPTEC, INC., a Delaware corporation ("Seller").

                                    RECITALS

        A. Seller intends to discontinue developing and marketing the fibre channel chip and board level products defined herein as the Fibre Channel Products.

        B. Purchaser desires to acquire certain assets of Seller, including intellectual property and technology related to the Fibre Channel Products and is willing to assume certain obligations of Seller relating to the Fibre Channel Products as described herein.

        C. The parties desire that Seller sell, assign, transfer and convey to Purchaser, and Purchaser purchase from Seller, certain specific assets of Seller relating to the Fibre Channel Products and that Seller grant a license to Purchaser, and Purchaser accept a license from Seller as to certain other specific assets of Seller relating to the Fibre Channel Products in exchange for securities of Purchaser and Purchaser's assumption of certain specific obligations related to the Fibre Channel Products, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

        1.1 "Ancillary Documents" shall mean all documents or agreements set forth on Schedule 1.1.

        1.2     "Assumed Liabilities" shall have the meaning set forth in
Section 2.3(a) hereof.

        1.3 "Blocks" shall mean the collection of cells related to a common function set forth on Schedule 1.8 hereto. For clarification, "Blocks" do not include the particular individual Discrete Circuits (as defined below) included in the Blocks.

        1.4 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        1.5 "Closing Date"shall mean November 12, 1998 or such other date as the parties shall mutually agree to in writing.

        1.6 "Contracts" shall mean all arrangements with customers and suppliers and all other contracts, agreements and arrangements pursuant to which Seller enjoys rights or benefits or undertakes any obligation related to the Fibre Channel Products which are specifically assumed by Purchaser, subject to the terms of Section 2.3(a)(i), and listed on Schedule 2.3 hereto, including all rebates, refunds, deposits or credits with respect thereto and all claims, demands, causes of action and other rights of Seller thereunder.

        1.7 "Discrete Circuits" means mean discrete circuits, taking the form of cells that provide one or more functionalities constituting a subset of the aggregate functionalities of a Fibre Channel Product.

        1.8 "Product Components" shall refer together to those Blocks, OSMs and Product Designs listed on Schedule 1.8 hereto

        1.9     "Fibre Channel Products" shall mean those products listed on
Schedule 1.9 hereto.

        1.10 "Encumbrances" shall have the meaning set forth in Section 4.4 hereof.

        1.11 "Excluded Assets" shall mean all assets of Seller other than the Purchased Assets.

        1.12    "Excluded Liabilities" shall have the meaning set forth in
Section 2.3(c) hereof.

        1.13 "GAAP" shall mean generally accepted accounting principles, applied consistently with prior periods.

        1.14 "Intangible Assets" shall mean, excluding Discrete Circuits, the following intellectual property rights related to or used by Seller solely in connection with the Fibre Channel Products as of the Closing Date: (i) the patents, trademarks, service marks, copyrights, and applications therefor and registrations thereof, mask works and mask work registrations, trade names and trade styles and the Seller invention disclosures, all as listed on Schedule
1.14 hereto; (ii) all trade secrets, know-how, processes, formulae, business and marketing plans, and confidential and other proprietary information owned by Seller or that may be assigned by Seller; and (iii) all of the computer software and data, including without limitation, all source and object codes, all developer notes and documentation, all manuals and other user materials, all publishing rights with respect thereto and rights to derivations and modifications thereof, and all intangible data contained in or stored on computer hardware related to or used by Seller solely in connection with the Fibre Channel Products as of the Closing Date, including, but not limited to the Product Components and Technology Deliverables; provided, however, that Intangible Assets shall not include and Seller will retain ownership and provide Purchaser a non-exclusive license for those portions of such intellectual property which relate both to the fibre channel technology and to Seller's non-Fibre Channel Product technology pursuant to the terms of that certain Fibre Channel Cross-License Agreement attached hereto as Exhibit A (the "Cross-License Agreement").

        1.15 "Permitted Encumbrances" shall mean liens for current taxes which are not past due or such imperfections of title and other encumbrances which are not material in character, amount or extent, and which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby. For purposes of this definition, an encumbrance which can be removed by Purchaser for $500 or less in total expenses shall be deemed to be not material in amount.

        1.16 "Product Designs" means the particular arrangement of Discrete Circuits and layouts and schematic databases that comprise the Fibre Channel Products. For clarification, "Product Designs" do not include the particular individual Discrete Circuits included in the Fibre Channel Products.

        1.17 "Purchase Price" shall have the meaning set forth in Section 2.4 hereof.

        1.18 "Purchased Assets" shall mean, the Tangible Assets, the Intangible Assets, the Product Components, the Technology Deliverables and the Contracts, together with all marketing materials and customer lists, customer files, service records, forms and other documentation as of the Closing Date (the "Customer Documents") relating solely to the Fibre Channel Products, and copies of all Customer Documents that relate to both the Fibre Channel Products and other parts of Adaptec's business.

        1.19 "Tangible Assets" shall mean all of the equipment and other tangible assets and properties listed on Schedule 1.19 hereto, as such Schedule shall be amended to reflect changes therein occurring in the ordinary course of the marketing and development of the Fibre Channel Products prior to the Closing.

        1.20    "Technology Deliverables" means the deliverables described on
Schedule 1.20.

        1.21 "Transfer Taxes" shall mean all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Purchased Assets hereunder, except federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Purchased Assets.


                                   ARTICLE II

                     PURCHASE AND SALE OF PURCHASED ASSETS;
                            ASSUMPTION OF LIABILITIES

        2.1 Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to the Purchased Assets.

        2.2 Excluded Assets. Notwithstanding anything herein to the contrary, Seller shall retain all of its right, title and interest in and to, and Purchaser shall acquire no interest in, the Excluded Assets.

        2.3     Assumption of Liabilities.

                (a) Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, Purchaser agrees to assume from Seller and to pay, perform and discharge according to their terms all of the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                        (i) Contractual liabilities or obligations arising on or after the Closing Date under the Contracts listed and described on
Schedule 2.3 hereto, subject to the assumption of obligations set forth in Sections 2.3(d) and 8.5, and Purchaser also agrees to assume those contractual obligations under the English version of that certain form of Purchase Specifications document attached to Schedule 2.3 *
                , to the extent that Seller determines that such *
               document is a binding contract with *   and is assigned from
Seller to Purchaser on or after the Closing Date, and also subject to the assumption of obligations set forth in Sections 2.3(d) and 8.5, and provided
that Seller shall reimburse Purchaser for any loss or damages suffered by *   or
other compensation claimed by *   under Section 19 of such *
               document.

                        (ii)    Transfer Taxes.

                (b) Nothing herein shall be deemed to deprive Purchaser of any defenses, set-offs or counterclaims which Seller may have had or which Purchaser shall have with respect to any of the Assumed Liabilities. Effective as of the Closing, Seller agrees to assign, transfer and convey to Purchaser all such defenses, set-offs and counterclaims and agrees to use reasonable efforts to maintain, secure, perfect and enforce such defenses, set-offs and counterclaims, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Purchaser in connection with such defenses, set-offs and counterclaims.

                (c) Purchaser does not assume, and Seller does not transfer or assign, any liabilities or obligations, whether or not related to the Fibre Channel Products, and whether presently fixed and determined, contingent or otherwise, other than the Assumed Liabilities to be expressly assumed by Purchaser pursuant to Section 2.3(a) hereof. All such liabilities and obligations not expressly assumed by Purchaser ("Excluded Liabilities") shall remain liabilities of Seller, which shall be solely liable to perform and discharge such liabilities and obligations. Excluded Liabilities shall include, without limitation, the following:

                        (i) any outstanding obligations of Seller for borrowed money due to banks or other lenders;

                        (ii) any obligation of Seller for legal, accounting or other professional fees, or any other costs or expenses of Seller which are related to the consummation of the transactions contemplated herein or otherwise (except as expressly contemplated herein);

                        (iii) any and all obligations related to the Fibre Channel Products existing prior to the Closing Date; and

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                        (iv) any and all federal, state or local taxes, including, but not limited to, income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Purchased Assets.

                (d)     Other than obligations undertaken by Seller pursuant to
Section 8.5 hereof, Purchaser agrees to provide warranty services for Fibre Channel Products sold by Seller prior to the Closing, which services shall include *
                                              . Purchaser shall in no event
assume any liability of Seller for any claim of damages made by any third party arising under, or relating to, Seller's warranty for Fibre Channel Products sold prior to the Closing, including but not limited to any claim for indirect, incidental or consequential damages; provided, however, that Purchaser shall reasonably cooperate with Seller in Seller's efforts to limit or resolve any such damages or claims. *





       . Qualifying Warranty Costs shall not include warranty liabilities that arise from warranty materials and services that are provided by Purchaser. Each calendar quarter (or at the option of Purchaser, each calendar month), Purchaser shall deliver to Seller a report that sets forth, in reasonable detail, Qualifying Warranty Costs that were incurred by Purchaser since the most recently received report (or for the initial report, since the Closing Date).
Seller shall reimburse Purchaser within *             of receipt by Seller of
such a report.

        2.4 Purchase Price. In consideration for the purchase of the Purchased Assets and consummation of the other transactions contemplated hereby, Purchaser shall deliver to Seller a stock certificate for 1,618,421 shares of Purchaser's Series A Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of Purchaser attached to this Agreement as Exhibit B (the "Amended and Restated Certificate") and the warrants described in Section 2.5. The shares of Series A Preferred Stock issued pursuant to this Agreement will be collectively hereinafter referred to as the "Preferred Shares" and the shares of Common Stock issuable upon conversion of the Preferred Shares will be collectively hereinafter referred to as the "Conversion Shares." Purchaser and Seller agree the Preferred Shares and the Warrant have a value equal to $785,000 as of the date hereof (the "Purchase Price").

        2.5     Warrants.

                (a) Definitions. For purposes of this Section 2.5, the following definitions shall apply:

                "Event" shall mean (i) the consummation of the Purchaser's initial public offering, or (ii) when the Purchaser shall (A) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly owned subsidiary corporation) where the stockholders of the Purchaser own

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

less than fifty percent (50%) of the voting power of the surviving entity after such merger or consolidation or (B) effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Purchaser is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Purchaser.

                "Measurement Period" shall mean the period from February 1, 1999 to January 31, 2001, inclusive.

                "Net Sales Revenue" shall mean the amounts invoiced by JNI for services, sales or other dispositions hereunder, less the following deductions (to the extent they are not already reflected in the amount billed):

                        (i) discounts, returns, allowances, uncollectible debt, and wholesaler chargebacks allowed and taken in amounts customary in the trade;

                        (ii) import, export, excise, sales or use taxes, tariffs or duties directly imposed and with reference to particular sales;

                        (iii)   outbound transportation prepaid or allowed; and

                        (iv) amounts allowed or credited or retroactive price reductions or rebates. All of the above provisions related to this definition shall be determined in accordance with generally accepted accounting principles consistently applied and in accordance with Purchaser's historical revenue recognition practices.

                "Qualified Revenue" shall mean all Net Sales Revenue derived by Purchaser from:

                        (i) any sales, licenses or other transfers of the Fibre Channel Products, any products that contain, incorporate or are otherwise based upon, in whole or in part, the Fibre Channel Products or related technology described on Schedule 1.9 hereto or Exhibit A to the Cross-License Agreement, or any components thereof, and including without limitation any updates thereto or derivatives thereof; and

                        (ii) any purchases of any of Purchaser's Fibre Channel Products (except to the extent already included in subsection (i) above), or other fibre channel related products or services by parties introduced by Seller to Purchaser. Prior to the commencement of the Measurement Period, Seller shall prepare a list of entities that Seller anticipates introducing to Purchaser for the purpose of facilitating Purchaser's sale to such entities of Purchaser's Fibre Channel Products or other fibre channel related products or services. Such list shall be subject to prior approval by Purchaser, which approval shall not be unreasonably withheld. The list shall be reviewed and revised upon the mutual agreement of Purchaser and Seller at the end of each three month period commencing February 1, 1999. Only revenue derived under this subsection (ii) from introductions to Purchaser by Seller of entities on such list or introductions to other mutually agreed upon entities (which shall then be added to the list) shall count as Qualified Revenue.

                "Successful Rio Product Introduction" shall mean the earlier of
(1) Production Release (as defined in Purchaser's internal policies and procedures, attached hereto as Exhibit C) by Purchaser of the AIC-1165 Rio Product set forth on Schedule 1.9 or (2) sale of One Thousand (1,000) units of such Rio Product(s).

                (b) Calculation of Future Equity Issuance. Purchaser shall issue to Seller the Warrants substantially in the forms attached hereto as Exhibits D-1, D-2 and D-3 (the "Warrants," or individually, a "Warrant"), each of which shall be exercisable into shares of Purchaser's Series A Preferred Stock upon the occurrence of each of the events set forth below.

                        (i) On the date of the Successful Rio Product Introduction, the Warrant, in the form attached hereto as Exhibit D-1, shall be exercisable for 326,954 (appropriately adjusted for any future stock splits, stock dividends, reclassifications and the like) shares of Purchaser's Series A Preferred Stock at an aggregate exercise price of $100, provided, however, if there has not been a successful Rio Product Introduction by November 12, 2000 then the Warrant described in this subsection (i) shall not vest and shall not be exercisable thereafter, provided further, however, if prior to the earlier of a Successful Rio Product Introduction or November 12, 2000 there is an Event, then immediately prior to such Event, the portion of the Warrant described in this subsection (i) shall be immediately exercisable.

                        (ii) On the date that the Qualified Revenue earned during the Measurement Period exceeds $24,450,000, the Warrant, in the form attached hereto as Exhibit D-2, shall be exercisable for 1,540,620 (appropriately adjusted for any future stock splits, stock dividends, reclassifications and the like) shares of Purchaser's Series A Preferred Stock at an aggregate exercise price of $100.

                        (iii) On the date that the Qualified Revenue earned during the Measurement Period exceeds $32,600,000, the Warrant, in the form attached hereto as Exhibit D-3, shall be exercisable for 1,613,214 (appropriately adjusted for any future stock splits, stock dividends, reclassifications and the like) shares of Purchaser's Series A Preferred Stock at an aggregate exercise price of $100.

                        (iv) If during the Measurement Period there is an Event, then subsections (ii) and (iii) above will be replaced by this subsection and the Warrants referenced in those subsections shall be exercisable in the aggregate, immediately prior to such Event, into that number of shares of Purchaser's Series A Preferred Stock, at an aggregate exercise price of $100, determined as follows:

If the Event occurs during the period from February 1, 1999 to January 31, 2000, inclusive, then a qualified revenue target shall be determined in accordance with the following formula:

                    QRT   = (     X      )  ($12,600,000)
                            -------------
                                (12)

If the Event occurs during the period from February 1, 2000 to January 31, 2001, inclusive, then a qualified revenue target shall be determined in accordance with the following formula:

                    QRT   = (     X       )  ($20,000,000)  +  $12,600,000
                            --------------
                                 (12)

After establishing a qualified revenue target, the Warrants shall be exercisable for a number of shares of Purchaser's Series A Preferred Stock determined in accordance with the following formula:

                    W   =      QR       (3,153,834)
                          -------------
                              QRT

Provided, however, that the maximum number of shares issuable upon exercise of the Warrants referenced in subsections (ii) and (iii) above is 3,153,834.

                    where W= the number of shares of Purchaser's Series A Preferred Stock the Warrants are exercisable for (in addition to any shares exercisable pursuant to subsection (i) above); and

                    QRT= qualified revenue target at the time of the Event.

                    QR= the amount of Qualified Revenue at the time of the Event.

                    X= The number of whole months elapsed since the beginning of the Measurement Period plus one for any portion of a month.

For Example:    If there is an Event on July 20, 1999 and at that time the
                Qualified Revenue equals $4,000,000 then the qualified revenue target shall be:

                QRT=            (6)  ($12,600,000)
                                (12)

                QRT=            $6,300,000

                and the Warrants referenced in subsections (ii) and (iii) shall be exercisable for an aggregate of:

                W=              QR  (3,153,834)
                                ---
                                QRT

                W=              $4,000,000  (3,153,834) = 2,002,434 shares of
                                ----------  Series A Preferred Stock
                                $6,300,000



                If there is an Event on November 15, 2000 and at that time the Qualified Revenue equals $23,000,000 then the qualified revenue target shall be:

                QRT=            (9)  ($20,000,000) + ($12,600,000)
                                ---
                                (12)

                QRT=            $15,000,000 + $12,600,000 = $27,600,000 and
                                the Warrants referenced in subsections (ii) and (iii) shall be exercisable for an aggregate of:

                W=              QR  (3,153,834)
                                ---
                                QRT

                W=              ($23,000,000)  (3,153,834) = 2,628,195 shares of
                                -------------           Series A Preferred Stock
                                ($27,600,000)

                        (v) Audit Rights. Purchaser shall maintain for a period of one (1) year after the end of the Measurement Period, complete records of the transactions comprising the Qualified Revenue in order to calculate and confirm Purchaser's equity issuance obligations hereunder. Upon reasonable prior notice, Seller will have the right to appoint an independent accounting firm or other agent reasonably acceptable to Purchaser, at Seller's expense, to examine such financial books, records and accounts during Purchaser's normal business hours to verify the Warrants issuable by Purchaser to Seller pursuant to this
Section 2.5, subject to execution of Purchaser's standard confidentiality agreement by the accounting firm or agent; provided, however, that execution of such agreement will not preclude such firm from reporting its results to Seller. In the event such audit discloses that Purchaser should issue a Warrant or a warrant exercisable for additional shares than was previously issued by Purchaser hereunder, Purchaser shall promptly issue such Warrant to Seller and reimburse Purchaser for all expenses of the accounting firm or other agent appointed by Seller.

        2.6 Trademark License. Subject to the terms and conditions of this Agreement, Seller hereby grants to Purchaser and Purchaser accepts a worldwide, nontransferable, fully-paid and royalty-free right and license to use the Seller PCI ID and the Seller trademarks "AIC," "Adaptec" and the Adaptec stylized "a" logotype (the "Adaptec Marks") solely as affixed or incorporated by Seller into the Completed Fibre Channel Products (as defined below) and on corresponding packaging supplied by Seller to Purchaser, whether at or after the Closing (under this Agreement or otherwise);or (ii) in connection with manufacturing and distributing of the Completed Fibre Channel Products by Purchaser. Purchaser acknowledges and agrees that Seller owns and will continue to own all right, title and interest in and to the Adaptec Marks and any and all goodwill therein and thereto, whether arising as a result of Purchaser's use of the Adaptec Marks or otherwise. Purchaser hereby assigns and, if and as Seller may request in the future, agrees to assign and affirm assignment to Seller of all such right, title and interest in the Adaptec

Marks and related goodwill. If requested by Seller, Purchaser will reasonably cooperate with Seller in securing any trademark registrations and other indicia of ownership for which Purchaser's cooperation is required as a matter of applicable local law as a result of Purchaser's use of the Adaptec Marks. Purchaser agrees to use the Adaptec Marks only in the exact manner of use by Seller. Without limiting the preceding sentence, Purchaser agrees not to combine, alter or obscure the Adaptec Mark in any way or authorize any third party to do so. Purchaser agrees to use commercially reasonable efforts to cease use of the Adaptec Marks as soon as feasible. Such reasonable efforts shall include, without limitation, (i) repackaging Fibre Channel Products received from Seller in packaging using Purchaser's marks, (ii) reprinting manuals and other supporting documentation received from Seller such that such documents do not contain Adaptec Marks or stickering over Adaptec Marks contained in such documents with Purchaser's marks, and (iii) except for mask work tooling, creating and using tooling that will not result in the necessary use of Adaptec Marks by Purchaser to manufacture Fibre Channel Products. The term "Completed Fibre Channel Products" shall mean those Fibre Channel Products listed on
Schedule 1.9 hereto which have the word "completed" in the status column opposite their name (namely, AIC-1160, AHA-F940 and AHA-F950).

        2.7 Allocation. The Purchase Price shall be allocated for all federal, state and local tax purposes in the manner set forth on Schedule 2.7 hereto. Neither Purchaser nor Seller shall take any position for purposes of any federal, state or local income tax respecting the allocation of the Purchase Price which is inconsistent with such allocation.

        2.8 Taxes. All Transfer Taxes shall be promptly paid by Purchaser. All property taxes relating to the Purchased Assets shall be pro-rated between the parties as of the Closing Date.



                                   ARTICLE III

                                   THE CLOSING

        3.1 The Closing. The Closing shall take place at the offices of Gray Cary Ware & Freidenrich, 4365 Executive Drive, Suite 1600, San Diego, CA 92121, or at such other location as Seller and Purchaser may agree, at 10:00 a.m., California time, on the Closing Date.

        3.2 Instruments of Transfer and Sale. At the Closing, Seller shall deliver to Purchaser such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment, in form customary for such transactions and reasonably satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Purchased Assets, free and clear of all liens and encumbrances, except Permitted Encumbrances.

        3.3 Other Documents. Each party shall deliver to the other at the Closing such other documents, certificates, schedules, agreements and instruments required by this Agreement to be delivered at such time.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Subject to and except for the information which is set forth on a list of exceptions, identified by the Section of this Article IV to which they pertain and contained in the Seller's Disclosure Schedules as separately delivered by Seller to Purchaser, Seller hereby represents and warrants to Purchaser as follows:

        4.1 Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        4.2 Authorization. This Agreement and all of the Ancillary Documents to which Seller is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Seller and constitute, or will constitute, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Seller has all requisite power and authority to execute and deliver this Agreement and, at the time of the Closing, will have all requisite power and authority to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All necessary corporate action on the part of Seller has been taken to authorize the execution and delivery of this Agreement and the Ancillary Documents.

        4.3 No Conflicts; Consents. The execution and the delivery of this Agreement and the Ancillary Documents by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to, (i) any provision of the certificate of incorporation or bylaws of Seller, (ii) any judgment, order, decree, rule, law or regulation of any court or governmental authority, foreign or domestic, or (iii) any provision of any agreement, instrument or understanding that is material to Seller's fibre channel business and to which Seller is a party or by which Seller or any of its properties or assets is bound or affected, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Purchased Assets. No consent of any third party or any governmental authority is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

        4.4 Title to Tangible Assets. Seller has good and marketable title to all of the Tangible Assets owned by Seller. All of the Tangible Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all claims, liabilities, liens, pledges, mortgages, restrictions and encumbrances of any kind, whether accrued, absolute, contingent or otherwise ("Encumbrances") affecting the Tangible Assets, except for Permitted Encumbrances.

At the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good, valid and marketable title and all the Seller's right and interest in and to all of the Tangible Assets, free and clear of any Encumbrances, except for Permitted Encumbrances.

        4.5 Tangible Assets. The Tangible Assets located in Singapore and identified as such on Schedule 1.19 are in good operating condition and repair, ordinary wear and tear and routine maintenance excepted.

        4.6 Financial Reports. The financial reports delivered by Seller to Purchaser on September 21, 1998 and listed on Schedule 4.6 hereto (a) are in accordance with the books and records of Seller (if applicable), (b) are in all material respects, true, correct and complete and present fairly the data contained therein at the date or dates therein indicated or for the period or periods therein specified and (c) to Seller's knowledge, do not omit to state material facts necessary in order to make the information contained therein not misleading. From the respective date of each such report, there have been no events that have had, or could reasonably have, a material effect on the accuracy of the data presented in each report.

        4.7 Litigation and Claims. There is no claim, action, suit, proceeding or investigation in progress or pending before any court or governmental agency, against or relating to the Fibre Channel Products or any of the Purchased Assets or the Assumed Liabilities, nor, to Seller's knowledge, is there any threat thereof which might result, either individually or in the aggregate, and a material adverse change, financially or otherwise, to the nature of the Fibre Channel Products or any of the Purchased Assets or the Assumed Liabilities, nor is Seller aware that there is any basis for the foregoing. Seller is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to the Fibre Channel Products or any of the Purchased Assets.

        4.8 Compliance with Laws and Regulations; Governmental Licenses, Etc. Seller is in compliance in all material respects with all statutes, laws, rules and regulations with respect to or affecting the Fibre Channel Products or the Purchased Assets or which could affect Assumed Liabilities or Purchaser's use and enjoyment of the Purchased Assets from and after the Closing, including, without limitation, laws, rules and regulations relating to anticompetitive or unfair pricing or trade practices, false advertising, consumer protection, export or import controls, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination. Seller is not subject to any order, injunction or decree issued by any governmental body, agency, authority or court which could impair the ability of Seller to consummate the transactions contemplated hereby or which could adversely affect Purchaser's conduct of the Fibre Channel Products or its use and enjoyment of the Purchased Assets from and after the Closing.

        4.9     [Intentionally Left Blank].

        4.10 Accuracy of Material Facts; Copies of Materials. No representation, warranty or covenant of Seller contained in this Agreement, in the Ancillary Agreements and in the documents referenced below, contains or shall contain any untrue statement of a material fact. To

Seller's knowledge, none of the documents jointly agreed upon by Purchaser and Seller for purposes of this Section 4.10 consisting of all ECNs, EDAs, Stop Action Notices and bug reports related to the Fibre Channel Products, omit to state any material facts necessary in order to make the statements contained therein not misleading. A conformed set of these documents will be delivered by Seller to Purchaser as soon as practicable. Seller has delivered to Purchaser complete and accurate copies of each contract, license, lease and other agreement referred to in any Schedule hereto or included in the Purchased Assets.

        4.11    Intangible Assets; Proprietary Rights.

                (a) Seller owns all right, title and interest in and to all of the Intangible Assets, free and clear of all claims and Encumbrances (including, without limitation, distribution rights) except Permitted Encumbrances. The foregoing representation as it relates to software, technology, know-how, processes, copyrights, trade secrets, patents or other intellectual property rights of third parties ("Third Party Technology") is limited to Seller's interest pursuant to the Third Party Licenses (as defined below), each of which is valid and enforceable and in full force and effect.

                (b) Schedule 4.11(b) contains a list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any Third Party Technology that Seller is licensed or otherwise authorized by such third parties to use in connection with the design, development, manufacture, marketing or distribution of the Fibre Channel Products.

                (c) All of Seller's registered and issued trademarks or tradenames related to the Fibre Channel Products as set forth in Schedule 1.14 are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on Schedule 1.14, Seller has no registered and issued copyrights related solely to the Fibre Channel Products.

                (d) No claims have been asserted against Seller related to the Fibre Channel Products (and Seller is not aware of any claims that are likely to be asserted against Seller or which have been asserted against others) by any person challenging Seller's use or distribution of any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by Seller related to the Fibre Channel Products (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence that could in any material way relate to or interfere with the continued enhancement and exploitation by Purchaser of any of the Fibre Channel Products.

                (e) None of the Completed Fibre Channel Products and neither the Intangible Assets in Sections 1.14(ii) and (iii) nor the Technology Deliverables used in or for the manufacture and design of such Completed Fibre Channel Products, and to Seller's knowledge, none of the Incomplete Fibre Channel Products (as defined below) and none of the other Intangible Assets in Sections 1.14(ii) and (iii) or Technology Deliverables infringes on the rights of, constitutes misappropriation of, or involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name. The term "Incomplete Fibre Channel Products" shall mean those Fibre Channel Products listed on Schedule 1.9 hereto which have the words "in development" in the status column opposite their name (namely, AIC-1165, AHA-F951, AHA-F952 and AHA-950Fi).

                (f) Except as provided on Schedule 4.11(f), Seller has not granted to any third party any right in the Fibre Channel Products inconsistent with the rights granted to JNI hereunder. Seller has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Product Components or Technology Deliverables or any adaptations, translations, or derivative works based on the Products Components or Technology Deliverables or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or create derivative works of the Product Components or Technology Deliverables, including any existing or prior versions thereof, where "derivative work" is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

                (g) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Fibre Channel Products at any stage of their development (the "Fibre Channel Components") were written, developed and created solely and exclusively by employees of Seller without the assistance of any third party, or were created by third parties who assigned ownership of their rights to Seller in valid and enforceable agreements, which are included in the Contracts to be assigned and transferred to Purchaser hereunder. Seller has at all times used commercially reasonable efforts to treat the Fibre Channel Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release thereof into the public domain.

                (h)     To Seller's knowledge, none of the persons listed on
Schedule 4.11(h) hereto is in violation of any term of any employment contract, patent disclosure agreement, confidentiality and/or proprietary rights agreement, or any other contract or agreement relating to the relationship of any such person with Seller or, to Seller's knowledge, any other party because of the nature of the business conducted by Seller or proposed to be conducted by Seller.

                (i) To Seller's knowledge, each person currently or formerly employed by Seller (including independent contractors, if any) that has or had access to confidential information of Seller relating to the Fibre Channel Products, Technology Deliverables, and Intangible Assets in Section 1.14(ii) and
(iii), has executed a confidentiality and non-disclosure agreement in the form previously provided to counsel for Purchaser. Assuming due execution and delivery by such person, such confidentiality and non-disclosure agreements constitute valid and binding obligations of such person and enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles or the exercise of judicial discretion in accordance with such principles. To Seller's knowledge, neither the execution or delivery of such agreements nor the manufacturing or marketing of the Completed Fibre Channel Products by Purchaser nor the use by Purchaser of the Technology Deliverables, or Intangible

Assets in Sections 1.14 (ii) and (iii) from and after the Closing Date, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

                (j) No product liability or warranty claim with respect to any Fibre Channel Product has been communicated to or overtly threatened against Seller nor, to Seller's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

                (k) To Seller's knowledge, the Intangible Assets (to the extent such Intangible Assets constitute intellectual property), Third Party Technology, Adaptec Licensed Technology (as defined in the Cross-License Agreement) and Adaptec Licensed Patents (as defined in the Cross-License Agreement) constitute all of the intellectual property held by Seller that is necessary to design, develop, manufacture, market and sell the Fibre Channel Products.

        4.12    Contracts.

                (a) Except for the Contracts, Seller is not a party to or otherwise bound by the terms of any written contract, agreement or obligation in any material way affecting the Fibre Channel Products or the Purchased Assets. Each of the Contracts is valid, binding and in full force and effect and enforceable by Seller in accordance with its terms, except as enforcement may be limited by general equitable principles and the exercise of judicial discretion in accordance with such principles. Neither Seller nor, to Seller's knowledge, any other party is in material default under any Contract, and there are no existing disputes or claims of default relating thereto, or any facts or conditions known to Seller which, if continued, will result in a default or claim of default thereunder, which default could reasonably be expected to have a material adverse effect on the development, manufacture or sale of the Fibre Channel Products. There is no Contract which Seller can reasonably foresee will result in any material loss upon the performance thereof by Purchaser from and after the Closing Date. Seller has not received any written communications that any party to any Contract intends to cancel, withdraw, modify or amend such Contract.

                (b) There are no unresolved claims or problems between Seller and any of the principal vendors, suppliers, distributors, representatives or customers of the Fibre Channel Products that could reasonably be expected to have a material adverse effect on the Fibre Channel Products or Purchased Assets.

                (c) Seller has no debt obligation for borrowed money that could now or hereafter give rise to a claim against the Purchased Assets.

        4.13 Purchase for Own Account. The Preferred Shares and Warrant will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

        4.14 Investment Experience. Seller understands that the purchase of the Preferred Shares and Warrant involves substantial risk. Seller: (a) has experience in securities of companies in the development stage and acknowledges that Seller is able to fend for itself, can bear the economic risk of Seller's investment in the Preferred Shares and Warrant and has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of this investment in the Preferred Shares and Warrant and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with Purchaser and certain of its officers, directors or controlling persons of a nature and duration that enables Seller to be aware of the character, business acumen and financial circumstances of such persons.

        4.15 Accredited Investor Status. Seller is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

        4.16 Restricted Securities. Seller understands that the Preferred Shares and Warrant are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Seller represents that Seller is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Seller understands that Purchaser is under no obligation to register any of the securities sold hereunder except as provided in Investor's Rights Agreement (as defined in Section 7.2). Seller understands that no public market now exists for any of the Preferred Shares, Conversion Shares, Warrant and Warrant Shares (collectively, the "Securities") and that it is uncertain whether a public market will ever exist for the Securities.

        4.17 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Securities unless and until:

                (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) Seller shall have notified Purchaser of the proposed disposition, shall have furnished Purchaser with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Seller or its transferee, shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such disposition will not require registration of such securities under the 1933 Act.

        Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with SEC Rule 144 or Rule 144A; or (ii) for any transfer of any Securities by Seller to (A) a partner of such partnership or a stockholder of Seller, or (B) the estate of any such stockholder; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than 4.15) to the same extent as if the transferee were an original Seller hereunder. Notwithstanding any provisions of this Section 4.17, Seller shall not make any disposition of all or any portion of the Securities to any direct competitor of Purchaser.

        4.18 Legends. It is understood that the certificates evidencing the Preferred Shares, Conversion Shares and Warrant Shares will bear the legends set forth below:

        (A) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws, including a legend substantially in the form of the following on the certificates evidencing the Preferred Shares:

        THE PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF PURCHASER AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF PURCHASER IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF PURCHASER'S PREFERRED STOCK; ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN PURCHASER'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT PURCHASER'S PRINCIPAL OFFICE.

        The legend set forth in (a) above shall be removed by Purchaser from any certificate evidencing Preferred Shares, Conversion Shares or Warrant Shares upon delivery to Purchaser of an opinion by counsel, reasonably satisfactory to Purchaser, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Purchaser issued the Preferred Shares, Conversion Shares or Warrant Shares.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Seller as follows:

        5.1 Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        5.2 Authorization. This Agreement and all of the Ancillary Documents to which Purchaser is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed by Purchaser and constitute, or will constitute, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles or the exercise of judicial discretion in accordance with such principles. Purchaser has all requisite power and authority to execute and deliver this Agreement and, at the time of the Closing, will have all requisite power and authority to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All necessary corporate action on the part of Purchaser has been taken to authorize the execution and delivery of the Agreement and the Ancillary Documents, including the authorization, issuance, reservation for issuance and delivery of the Warrant and all of the Preferred Shares being sold under this Agreement, of the shares of Purchaser's Common Stock issuable upon the conversion of the Preferred Shares and shares of Common Stock issuable upon the exercise of the Warrant (the "Warrant Shares"), and the filing of the Amended and Restated Certificate, has been taken or will be taken prior to the Closing.

        5.3 No Conflicts; Consents. The execution and delivery of this Agreement and the Ancillary Documents by Purchaser do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to, (i) any provision of the Certificate of Incorporation or By-laws of Purchaser, (ii) any judgment, order, rule, law or regulation of any court or governmental authority, foreign or domestic, or (iii) any provision of any agreement, instrument or understanding that is material to Purchaser's business and to which Purchaser is a party or by which Purchaser is bound. No consent of any third party or any governmental authority is required to be obtained on the part of Purchaser to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, except for such consents that have already been obtained.

        5.4 Capitalization. The capitalization of Purchaser immediately prior to the Closing consists of the following:

                (a) Preferred Stock. A total of 35,000,000 authorized shares of preferred stock, $0.001 par value per share, consisting of 30,000,000 shares designated as Series A Preferred Stock, 23,700,000 of which will be issued and outstanding. Upon the Closing, the rights, preferences and privileges of the Series A Preferred Stock will be as stated in the Amended and Restated Certificate and as provided by law.

                (b) Common Stock. A total of 43,000,000 authorized shares of common stock, $0.001 par value per share (the "Common Stock"), of which 600,000 shares will be issued and outstanding.

                (c) Options, Warrants, Reserved Shares. Except for: (i) the conversion privileges of the Series A Preferred Stock and (ii) the 6,450,000 shares of Common Stock reserved for issuance under Purchaser's JNI 1997 Stock Option Plan (the "Stock Option Plan") under which options to purchase 4,999,632 shares are outstanding; there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from Purchaser of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Purchaser's capital stock. Except for rights of first refusal held by Purchaser to purchase shares of its stock issued under Purchaser's Stock Option Plan, no shares of Purchaser's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by Purchaser, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of Purchaser or any other person), pursuant to any agreement or commitment of Purchaser.

                (d) Outstanding Security Holders. Attached to this Agreement as Schedule 5.4 is a complete list of all outstanding stockholders, option holders, warrant holders and other security holders of Purchaser as of immediately prior to the Closing.

        5.5     Valid Issuance of Stock.

                (a) The Preferred Shares, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares and the Warrant Shares have been duly and validly reserved for issuance and, when issued upon conversion in accordance with the Amended and Restated Certificate (assuming no change in the Amended and Restated Certificate or in applicable law) and terms of the Warrant, respectively, will be duly authorized and validly issued, fully paid and nonassessable.

                (b) Based in part on the representations made by the Seller in Article IV hereof, the offer and sale of the Preferred Shares and Warrant solely to the Seller in accordance with this Agreement and (assuming no change in currently applicable law or the Amended and Restated Certificate, no transfer of Preferred Shares by an holder thereof and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon conversion of the Preferred Shares) the Conversion Shares and Warrant Shares are exempt from the registration and prospectus delivery requirements of the Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the State of California.

                (c) The outstanding shares of the capital stock of Purchaser are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite stockholder action. Such shares of such capital stock, and all outstanding options, warrants, convertible notes and other securities of Purchaser, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, antifraud provisions.

        5.6 Litigation and Claims. There is no claim, action, suit, proceeding or investigation in progress or pending before any court or governmental agency, nor to Purchaser's knowledge is there any threat thereof which might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Purchaser, financially or otherwise, nor is the Purchaser aware that there is any basis for the foregoing. Purchaser is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority).

        5.7 Proprietary Assets. Purchaser has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets"), necessary to enable it to carry on its business as now conducted or as currently proposed to be conducted without, to Purchaser's knowledge, any conflict with or infringement of the rights of others. Except with respect to those arrangements listed on Schedule 5.7 hereto, (i) Purchaser has not granted, and there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of Purchaser, annual payments under which individually exceed $1,000, and (ii) Purchaser is not obligated to make any royalties or other payments to any third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights that individually exceed $5,000 per arrangement per year.

        5.8 Registration Rights. Except as provided in the Investor's Rights Agreement, Purchaser is not under any obligation to register under the 1933 Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is Purchaser obligated to register or qualify any such securities under an state securities or blue sky laws.

        5.9 Financial Statements. Schedule 5.9 lists certain documents including an unaudited balance sheet of Purchaser dated September 30, 1998 (the "Balance Sheet Date") and an unaudited income statement of Purchaser for the period ended September 30, 1998 (all such financial statements being collectively referred to herein as the "Financial Statements"). The Financial Statements, (a) are in accordance with the books and records of Purchaser, (b) are, in all material respects, true, correct and complete and present fairly the financial condition of Purchaser at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except, as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Since the Balance Sheet Date, there have been no events that have had, or could reasonably have, a material adverse affect on the assets, properties, financial condition, operating results or business of Purchaser.

        5.10 Title to Property and Assets. Except as set forth on Schedule 5.10, Purchaser owns its properties and assets free and clear of all material Encumbrances. With respect to the property and assets it leases, Purchaser is in compliance with all terms of such leases and, to Purchaser's knowledge, Purchaser holds valid leasehold interests in such assets free of any material Encumbrances, except where the failure to comply with such leases will not have a material adverse effect on the assets, properties, financial condition, operating results or business of Purchaser.

        5.11 Interested Party Transactions. To the knowledge of Purchaser, no officer or director of Purchaser or any affiliated entity of Purchaser has a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Purchaser any goods, property, technology, intellectual or other property rights or services which arrangements, if any, at the time they were entered into, had terms that were not substantially similar to those that would have existed had it been negotiated in a transaction with an independent third party; or (b) any contract or agreement to which Purchaser is a party or by which it may be bound or affected which contract or agreement, at the time it was entered into, had terms that were not substantially similar to those that would have existed had it been negotiated in a transaction with an independent third party.

                                   ARTICLE VI

                                MUTUAL COVENANTS

        6.1 Publicity. Neither Purchaser nor Seller shall issue any press release or other public announcement or communication regarding the transactions contemplated by this Agreement without the prior written approval of the other as to the content thereof, which approval shall not be unreasonably withheld or delayed; provided, however, that the foregoing shall not be deemed to prohibit any disclosure which, in the opinion of counsel to the disclosing party, is required by any applicable law or by any governmental entity.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

        7.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions:

                (a) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the sale of the Purchased Assets or consummation of any other transaction contemplated hereby.

                (b) All permits, authorizations, approvals and orders required to be obtained under all applicable statutes, codes, ordinances, rules and regulations in connection with the transactions contemplated hereby shall have been obtained and shall be in full force and effect at the Closing Date.

                (c) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either Purchaser or Seller (relying on the advice of their respective legal counsel), such regulatory body or private party has the probability of prevailing and such relief would have a material adverse affect upon such party.

                (d) The Amended and Restated Certificate shall have been duly adopted by Purchaser by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

        7.2 Conditions to Obligations of Seller. The obligations of Seller to effect the transactions to be performed by it at the Closing are, at the option of Seller, subject to the satisfaction at or prior to the Closing of the following additional conditions:

                (a) All of the representations and warranties of Purchaser set forth in Article V hereof shall be true on and as of the Closing Date and Purchaser shall have delivered to Seller a certificate to such effect dated the Closing Date and signed by the President or a Vice President of Purchaser.

                (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser at or prior to the Closing shall have been duly complied with and performed, and Purchaser shall have delivered to Seller a certificate to such effect dated the Closing Date and signed by the President or a Vice President of Purchaser.

                (c) Purchaser and Seller shall have entered into (i) the Cross-License Agreement; (ii) that certain Occupancy License Agreement for space in Seller's Milpitas facility in the form attached hereto as Exhibit E (the "Milpitas License"); (iii) that certain Occupancy License Agreement for space in Seller's Irvine facility in the form attached hereto as Exhibit F (the "Irvine License"); (iv) that certain Volume Purchase Agreement in the form attached hereto as Exhibit G (the "Volume Purchase Agreement"); (v) that certain Board Manufacturing and Transition Agreement in the form attached hereto as Exhibit H (the "Board Manufacturing Agreement"); (vi) that certain Chip Manufacturing Agreement in the form attached hereto as Exhibit I (the "Chip Manufacturing Agreement"); (vii) that certain Investor's Rights Agreement in the form attached hereto as Exhibit J (the "Investor's Rights Agreement"); and (viii) that certain Bill of Sale in the form attached hereto as Exhibit K (the "Bill of Sale").

                (d) Seller shall have received from Gray Cary Ware & Freidenrich LLP, counsel to Purchaser, an opinion dated as of the Closing Date and substantially in the form of Exhibit L hereto.

                (e) Seller shall have received a share certificate representing 1,618,421 shares of Purchaser's Series A Preferred Stock and the Warrants.

        7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions to be performed by it at the Closing are, at the option of Purchaser, subject to the satisfaction at or prior to the Closing of the following additional conditions:

                (a) All the representations and warranties of Seller set forth in Article IV hereof shall be true on and as of the Closing Date and Seller shall have delivered to Purchaser a certificate to such effect dated the Closing Date and signed by the President or a Vice President of Seller.

                (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller at or prior to the Closing shall have been duly complied with and performed, and Seller shall have delivered to Purchaser a certificate to such effect dated the Closing Date and signed by the President or a Vice President of Seller.

                (c) Purchaser shall have received from Fenwick & West, LLP, counsel to Seller, an opinion dated the Closing Date and substantially in the form of Exhibit M hereto.

                (d) Purchaser and Seller shall have entered into (i) the Cross-License Agreement; (ii) the Milpitas License; (iii) the Irvine License;
(iv) the Volume Purchase Agreement; (v) the Board Manufacturing Agreement; (vi) the Chip Manufacturing Agreement; (vii) the Investor's Rights Agreement; and
(viii) the Bill of Sale.

                (e) Purchaser and Seller shall have entered into that certain Consulting Services Agreement substantially in the form attached hereto as Exhibit N.

                (f) Purchaser and a representative of Seller shall have entered into that certain Board Observer Confidentiality Agreement substantially in the form attached hereto as Exhibit O.

                (g) Purchaser shall have completed its due diligence investigation of the Fibre Channel Products and their related business to its reasonable satisfaction.

                                  ARTICLE VIII

                              POST-CLOSING MATTERS

        8.1 New Purchaser Employees. Prior to the Closing Date, Purchaser will make offers of employment (to be effective as of the Closing Date) to certain current and former employees of Seller as it shall designate in its sole discretion, such offers to be conditioned upon the consummation of the transaction contemplated hereby at the Closing. All obligations of Seller to the New Purchaser Employees (as defined below) and its current or former employees that arose during the term of their employment with Seller, including obligations for salary, sales commissions, bonus compensation, payroll taxes, fringe benefits and severance pay, are and shall remain, the sole obligations of Seller. All employment arrangements between Purchaser and such employees to be hired by Purchaser (the "New Purchaser Employees") will be negotiated directly between Purchaser and such employees. Purchaser shall have no liability to Seller for any claims which may arise in connection with the termination by Seller of any of its current or former employees or any representations or warranties made by Seller to any such employees, and Seller agrees to defend, indemnify and hold Purchaser harmless from such claims.

        8.2 Further Assurances of Seller. Seller shall, from time to time, at the request of Purchaser, and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to 7.3 hereof, and take such other actions, as may be reasonably necessary to assign, transfer, convey and vest in Purchaser, and to put Purchaser in possession of, the Purchased Assets.

        8.3 Non-Compete. From and after the Closing Date, Seller will not engage in any Fibre Channel Activity (as defined below) in competition with the Fibre Channel Products (as defined in the Cross-License Agreement, which definition shall apply to each use of the term Fibre Channel Products in this
Section 8.3) through use of the Purchased Assets or the JNI Licensed Technology (as defined in the Cross-License Agreement), except as expressly permitted in the Cross-License Agreement and the Volume Purchasing Agreement. In accordance with the terms of such agreements, Seller agrees (a) that it will use and distribute the JNI Licensed Technology solely in connection with the integration and distribution of Fibre Channel Products supplied by Purchaser or its licensees; and (b) that it will not resell the fibre channel chip-level products purchased from Purchaser under the Volume Purchasing Agreement ("Chip Products"), except to the extent each such Chip Product is incorporated in a product which (i) is not substantially similar in functions, features and performance characteristics to the Chip Product, and (ii) adds significant value to the Chip Product. As used herein, the term

"Fibre Channel Activity" shall mean all development, manufacturing, marketing and other activities related to fibre channel technology.

        8.4 Employee Intellectual Property Infringement. Seller shall provide to Purchaser prompt written notice should Seller obtain information which reasonably indicates that a current, former, or future employee of Seller (including independent contractors, if any) (collectively "Employee") is in breach of an executed confidentiality or non-disclosure agreement with Seller or is in breach of any other obligation to protect the confidential information of Seller, which could result in Employee disclosing any confidential or proprietary information of Seller which has been transferred or licensed by Seller to Purchaser under this Agreement, the Cross-License Agreement, or any other agreement attached hereto (e.g., Acquired Confidential Information, as defined below). In the event that Purchaser becomes aware of any such potential breach, either as a result of notice from Seller or otherwise, Seller agrees at Purchaser's request to reasonably assist Purchaser and to execute, take all actions and deliver any and all documents, agreements, assignments, written information, or other documents necessary to permit Purchaser (including in Purchaser's name) to bring an action against such Employee to protect Purchaser's proprietary rights and Purchaser's trade secret interests in such confidential information. The expense of any such action on the part of Purchaser and any reasonable costs incurred by Seller in providing the above listed assistance, shall be borne solely by Purchaser.

        8.5 Warranty Liability for Work in Progress. Seller covenants and agrees that it shall assume all warranty liabilities for Fibre Channel Products
(i) which are in the process of being repaired or replaced as of the Closing Date, and (ii) that Seller is aware are being shipped to Seller for repair as of the Closing Date. A list of all such items described in (i) and (ii) above and brief description of the required repair and status of such repair is attached hereto as Schedule 8.5.

        8.6 * -Related Obligations. Purchaser shall reasonably cooperate with Seller in Seller's efforts to assign to Purchaser the *
               described in Section 2.3(a)(i), such cooperation by way of example might include, at the reasonable request of Seller, meeting with * ,
providing information regarding Purchaser's technical capabilities to *   and
similar activities. In addition, until such assignment occurs or in the event such assignment does not occur, Purchaser agrees that it will use its commercially reasonable efforts (i) to act as a subcontractor to Seller and
provide primary, "front-line" support to *   under such *
               and (ii) cooperate with Seller in Seller's efforts to limit any
damages or claims of *   under such *                          . The parties
further agree that they will negotiate in good faith regarding the treatment of any other pre-Closing obligations related to such * that are discovered after the Closing.

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   ARTICLE IX

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        9.1 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing Date for a period of two (2) years. After the expiration of such two-year period, such representations and warranties shall expire and be of no further force and effect, except as follows: (i) representations and warranties contained in Section 4.4 shall survive the Closing Date indefinitely; (ii) representations and warranties contained in Section 4.11(e) shall survive the Closing Date for a period of three years and (iii) unless a claim or claims with respect thereto shall have been asserted under this Article IX.

        9.2     Indemnification.

                (a) Subject to the terms and conditions of this Article IX, each of Purchaser and Seller agree to indemnify, defend and hold harmless the other party, its stockholders, officers, directors, employees and consultants, all subsidiaries and affiliates of such other party, and the respective officers, directors and attorneys of such entities (all such persons and entities being collectively referred to as an "Indemnified Group") from, against, for and in respect of any and all loss, demand, action, cause of action, assessment, damage, liability, cost or expense, including without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof ("Losses," or individually, "Loss") asserted against, relating to, imposed upon or incurred by any member of an Indemnified Group by reason of, resulting from, based upon or arising out of any of the following (collectively, "Indemnifiable Losses"):

                        (i)     the breach, inaccuracy, untruth or
incompleteness (such incompleteness only with respect to Sections 4.6 and 4.10) of any representation or warranty contained in or made pursuant to this Agreement or any certificate or Schedule delivered in connection herewith;

                        (ii) a material breach of any covenant or agreement contained in or made pursuant to this Agreement;

                        (iii)   any Excluded Liability; or

                        (iv)    any breach of this Article IX.

                (b) The obligation of each party to indemnify members of the Indemnified Group for any Indemnifiable Losses is subject to the condition that Seller shall have received an Indemnification Claim for all Indemnifiable Losses for which indemnity is sought on or before the second anniversary of the Closing Date or, with respect to the Sections identified in Section 9.1, such longer periods as specified in Section 9.1.

                (c) The provisions of Section 9.2(b) above shall not limit, in any manner, either party's obligation to indemnify members of an Indemnified Group for any breach of any covenant or agreement to be performed following the Closing, including, without limitation, Seller's obligation to perform and discharge all Excluded Liabilities or each party's obligations of confidentiality pursuant to Section 10.8 of this Agreement.

                (d) Seller hereby agrees to defend, indemnify and hold Purchaser, its stockholders, officers, directors, employees, consultants, subsidiaries and affiliates, and the respective officers and directors of such entities harm harmless from and against any and all claims, complaints, actions, judgments, demands, losses, causes of action, damages, liabilities, costs or expenses, including without limitation, interest, penalties and reasonable attorneys' and other professional fees incurred in the investigation, prosecution, defense or settlement thereof in connection with any claim that Seller engaged in any unfair labor practice or that Seller has violated any applicable laws or regulations respecting employment and employment practices or terms and conditions of employment.

        9.3     Procedures for Indemnification.

                (a) As used in this Section 9.3, the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

                (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall attach relevant documentation related to the Indemnification Claim), the amount of the asserted Indemnifiable Losses and, in the case of a Third Party Claim (as defined below), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in this Section 9.3 hereof shall be observed by Indemnitee and Indemnitor.

                (d) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall thereafter be paid by Indemnitor in accordance with Section 9.2 hereof. If an objection is timely delivered by Indemnitor and the dispute is not resolved within twenty (20) business days from the delivery of such objection (the "Negotiation Period"), such dispute shall be resolved by arbitration in accordance with the provisions of Section 10.12 hereof.

                (e) Upon determination of the amount of an Indemnification Claim, whether by (i) an agreement between Indemnitor and Indemnitee, (ii) an arbitration award, or (iii) a final judgment (after expiration of all periods for appeal of such judgment) or other final nonappealable order, Indemnitor shall pay the amount of such Indemnification Claim by check within ten (10) days of the date such amount is determined.

        9.4 Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                (a) Indemnitee shall give Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor will undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by Indemnitor shall be an acknowledgment by Indemnitor that such Third Party Claim is subject to indemnification under the provisions of this Article IX and that such provisions are binding on Indemnitor. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been delivered to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(a) which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to Indemnitor of a Third Party Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

                (b) Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

        9.5 Settlement of Third Party Claims. Unless Indemnitor has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. If Indemnitor has assumed the defense of a Third Party Claim as contemplated by Section 9.4(a), no settlement of such Third Party Claim may be made by Indemnitor without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

        9.6 Limits on Indemnification. The maximum aggregate Loss recoverable by an Indemnified Group (considered together as a group) against an Indemnitor under this Article IX shall not exceed $500,000, except (i) in the case of any claim for indemnification under the provisions of this Article IX which arises out of or results from fraud or willful misconduct of such Indemnitor for which there shall be no limit to the maximum aggregate loss recoverable; and (ii) in the event the claim arises from a breach of Seller's warranties set forth in Section 4.11(e), for which the maximum aggregate Loss recoverable shall be $1,000,000 plus the lesser of (the "Additional Indemnification Funds") an additional $1,000,000 or twenty five percent (25%) of the gross proceeds (payable in cash or securities, as appropriate) received by Seller pursuant to an Event (as used in this Section 9.6 the term "Event" shall have the meaning set forth in Section 2.5 or the Investor's Rights Agreement, as appropriate) which Additional Indemnification Funds shall be payable upon or after the occurrence of such Event (as more particularly described below) and, provided further, that the combined maximum aggregate Loss recoverable under this subsection 9.6(ii) and for a claim based upon any alleged breach by Seller of an intellectual property warranty under the Cross-License Agreement shall be $1,000,000 plus the Additional Indemnification Funds. For purposes of this
Section 9.6, the amount of gross proceeds received by Seller pursuant to an Event shall, in the event of an initial public offering, be equal to the fair market value of the shares held by Seller at the time the market stand-off agreement expires and in the event of any other type of Event shall be equal to the cash or the fair market value of the other consideration received by Seller in connection with such Event, valued as of the date of receipt of such consideration without discount for lack of liquidity. The Additional Indemnification Funds are due and payable by Seller (i) immediately upon consummation of the Event if the Indemnitor receives cash pursuant to thereto;
(ii) within 60 days after the expiration of the market stand-off agreement if the Event is a public offering; (iii) within 60 days after the lapse of any lock-up, pooling or other transfer restriction on the sale of shares of stock in a publicly traded company received by Seller pursuant to an Event; or (iv) if
(i), (ii) and (iii) above are not applicable, then immediately upon the sale by the Seller of the securities on other consideration received by the Seller pursuant to the Event.

                                    ARTICLE X

                                     GENERAL

        10.1 Governing Law. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        10.2 Assignment; Binding upon Successors and Assigns. Neither of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that either party may assign its rights under this Agreement (i) to any majority-owned subsidiary of such party, provided that such party guarantees the obligations of such subsidiary hereunder, or (ii) to any successor of such party through any merger or consolidation, or purchase of all or substantially all of such party's stock or all or substantially all of such party's assets. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        10.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

        10.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including without limitation that certain Term Sheet dated September 16, 1998 and the Existing Confidentiality Agreement (as defined below), except as set forth in
Section 10.7(a).

        10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        10.6 No Solicitation. From the Closing Date until the second anniversary of the Closing Date, neither party hereto will actively solicit the employment of, whether as an employee or consultant, any employee of the other party without the prior written consent of the other party. For purposes of this section 10.6, the term "actively solicit" shall not mean or include the placement of advertisements, participation in career days or responding to unsolicited inquiries, applications or resumes. Notwithstanding the foregoing, Seller hereby consents to Purchaser soliciting the employees listed on Schedule
10.6 hereto.

        10.7    Confidentiality.

                (a) Existing Agreement. The terms of the Mutual Non-Disclosure Agreement dated as of September 2, 1998 (the "Existing Confidentiality Agreement") between Seller and Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing Date, at which time the Existing Confidentiality Agreement shall terminate. If this Agreement is terminated prior to the Closing for any reason then the Existing Confidentiality Agreement shall continue in full force and effect.

                (b) Confidential Information. Excluding Acquired Confidential Information (as defined below), all copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of a party (the "Disclosing Party") disclosed to the other party (the "Non-Disclosing Party") in the course of negotiating the transaction contemplated by this Agreement ("Confidential Information") will be held in confidence and not used or disclosed by Non-Disclosing Party or any of its employees, affiliates or stockholders for a period of five (5) years from the Closing Date and will be promptly destroyed by the Non-Disclosing Party or returned to the Disclosing Party, upon the Disclosing Party's written request to the Non-Disclosing Party. The Non-Disclosing Party's employees, affiliates and stockholders will not be given access to Confidential Information except on a "need to know" basis. It is agreed that Confidential Information will not include information that: (a) is proven to have been known to the Non-Disclosing Party prior to receipt of such information from the Disclosing Party; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Disclosing Party; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by the Non-Disclosing Party; or (d) is independently developed by the Disclosing Party without the use of any Confidential Information.

                (c) Acquired Confidential Information. Except for marketing and sales information which has been publicly disseminated to Seller's prospective customers of the Fibre Channel Products prior to the Closing Date, all copies of financial information, pricing, financial projections, customer lists, methodologies, inventions, software, know-how, product designs, product specifications and drawings, and other confidential and/or proprietary information which constitutes or is constituted in the Purchased Assets (collectively, "Acquired Confidential Information") will be maintained by Seller in confidence at all times after the Effective Date of this Agreement in the same manner and to the same extent that Seller, acting reasonably, maintains Seller's Confidential Information in confidence. At all times following the Closing, Seller will: (i) continue to hold all Acquired Confidential Information which constitutes or is constituted in Purchased Assets in strict confidence,
(ii) will not use for itself or third parties any of Acquired Confidential Information which constitutes or is constituted in Purchased Assets, (iii) will not disclose to third parties any of Acquired Confidential Information which constitutes or is constituted in Purchased Assets, and (iv) upon Purchaser's request, promptly destroy or deliver to Purchaser any Acquired Confidential Information which constitutes or is constituted in Purchased Assets in Seller's possession or control; except that Seller may internally use the original copies of any business records containing Acquired Confidential Information solely to prepare and file tax returns and prepare Seller's financial statements, and Seller may disclose any Acquired Confidential Information (except trade secrets) as may be required to comply with requests from all governmental agencies, including without limitation the Securities and Exchange Commission. It is agreed that Acquired Confidential Information will not include information that is now, or later becomes, part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement or the Existing Confidentiality Agreement by Seller.

        10.8    Expenses; No Brokers.

                (a) The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated.

                (b) Each party represents and warrants to the other that no person has acted as a broker, finder or in any similar capacity in connection with the transactions contemplated hereby. Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees) in connection with any claim by any person for compensation as a broker, finder or in any similar capacity, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

        10.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

        10.10 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        10.11   Waiver. Each party hereto may, by written notice to the others:
(i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others; (ii) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the others contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

        10.12 Arbitration. Any disputes between Purchaser and Seller with respect to this Agreement shall be settled by binding, final arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect (the "AAA Rules"). Any arbitration proceeding shall be conducted in Santa Clara, California. The following arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available.

                (a) Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                (b) The AAA Rules for the selection of the arbitrator shall be followed.

                (c) Purchaser and Seller shall each advance fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the arbitrator shall have the discretion to grant to the prevailing party in any arbitration an award of attorneys' fees and costs, and all costs of arbitration.

                (d) The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, subject to any limitation imposed by the arbitrator.

                (e) For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceedings.

                (f) Upon the conclusion of any arbitration proceeding hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him or her and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

                (g) The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                (h) The parties acknowledge that, except as specifically provided in this Agreement, no other action need be taken by either party before proceeding directly in accordance with the provisions of this Section.

                (i)     The arbitration provisions set forth in this Section
10.12 are intended by the parties to be exclusive for all purposes and applicable to each and every controversy, dispute and/or claim in any manner arising out of or relating to this Agreement, the meaning, application and/or interpretation of this Agreement, any breach hereof and/or any voluntary or involuntary termination of this Agreement with or without cause, including, without limitation, any such controversy, dispute and/or claim which, if pursued through any state or federal court or administrative agency, would arise at law, in equity and/or pursuant to statutory, regulatory and/or common law rules, regardless of whether any such dispute, controversy and/or claim would arise in and/or from contract, tort or any other legal and/or equitable theory or basis. Notwithstanding the foregoing, the parties shall at all times have and retain the full, complete and unrestricted right to seek injunctive relief for any breach or threatened breach of any term, provision or covenant of Section 10.7 of this Agreement. The prevailing party in any action instituted pursuant to this Section 10.12(i), or in any appeal from any arbitration conducted pursuant to this Section 10.12, shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such litigation.

        10.13 Notices. All notices and other communications hereunder will be in writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier, (iii) upon dispatch if transmitted by telecopier or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (i) or (ii)), properly addressed to the parties at the following addresses:

                Seller:             Adaptec, Inc.
                                    691 South Milpitas Boulevard
                                    Milpitas, CA 95035
                                    Attention: Mark E. Adams
                                    Facsimile No. (408) 262-2533

                With a copy to:     Fenwick & West LLP
                                    Two Palo Alto Square, Suite 800
                                    Palo Alto, CA 94306
                                    Attention: Dennis DeBroeck, Esq.
                                    Facsimile No. (650) 494-1417

                Purchaser:          Jaycor Networks, Inc.
                                    9775 Towne Centre Drive
                                    San Diego, CA 92121
                                    Attention: Randy Johnson
                                    Facsimile No. (619) 452-0108

                with a copy to:     Gray Cary Ware & Freidenrich
                                    4365 Executive Drive, Suite 1600
                                    San Diego, California  92121-2189
                                    Attention:  Cameron Jay Rains, Esq.
                                    Facsimile No.  (619) 677-1477

Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

        10.14   Construction and Interpretation of Agreement.

                (a) This Agreement has been negotiated by the parties hereto and their respective attorneys, and the language hereof shall not be construed for or against either party.

                (b) The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

                (c) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts that is material to the current or expected condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such entity.

                (d) Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

        10.15 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

        10.16 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, consultant, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                        JAYCOR NETWORKS, INC.

                                        By: /s/ TERRY M. FLANAGAN
                                           -------------------------------------
                                           Terry M. Flanagan, President


                                        ADAPTEC, INC.

                                        By: /s/ LARRY BOUCHER
                                           -------------------------------------

                                           -------------------------------------
                                           (Please print name and title)

                             EXHIBITS AND SCHEDULES

EXHIBIT         DESCRIPTION
-------         -----------
A               Fibre Channel Cross-License Agreement
B               Second Amended and Restated Certificate of Incorporation
C               Purchaser's Release Policies
D-1             Warrant (Rio)
D-2             Warrant (First Target)
D-3             Warrant (Second Target)
E               Occupancy License Agreement for Milpitas Space
F               Occupancy License Agreement for Irvine Space
G               Volume Purchase Agreement
H               Board Manufacturing and Transition Agreement
I               Chip Manufacturing Agreement
J               Investor's Rights Agreement
K               Bill of Sale
L               Form of Legal Opinion of Purchaser's Legal Counsel
M               Form of Legal Opinion of Seller's Legal Counsel
N               Consulting Services Agreement
O               Board Observer Confidentiality Agreement

SCHEDULE        DESCRIPTION
--------        -----------
1.1             Ancillary Documents
1.8             Product Components
1.9             Fibre Channel Products
1.14            Patents, Trademarks, etc.
1.19            Tangible Assets
1.20            Technology Deliverables
2.3             Assumed Contracts
2.7             Allocation of Purchase Price
4.6             List of Financial Reports
4.11(b)         Third Party Licenses
4.11(f)         Inconsistent Rights
4.11(h)         Potential New Purchaser Employees
5.4             Purchaser Security Holders
5.7             Purchaser's Arrangements
5.9             Purchaser Financial Statements
5.10            Title
8.5             Warranty Liability for Work in Progress
10.6            Employees That Can be Solicited

                                    EXHIBIT A

                      Fibre Channel Cross-License Agreement

        Filed as Exhibit 10.10 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT B

                           Second Amended and Restated
                          Certificate of Incorporation

                                    EXHIBIT C

                          Purchaser's Release Policies

                                   EXHIBIT D-1

                                  Warrant (Rio)


        Filed as Exhibit 10.7 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                   EXHIBIT D-2

                             Warrant (First Target)



        Filed as Exhibit 10.8 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                   EXHIBIT D-3

                             Warrant (Second Target)



        Filed as Exhibit 10.9 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT E

                           Occupancy License Agreement
                               for Milpitas Space



        Filed as Exhibit 10.12 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT F

                           Occupancy License Agreement
                                for Irvine Space



        Filed as Exhibit 10.13 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT G

                            Volume Purchase Agreement



        Filed as Exhibit 10.18 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT H

                  Board Manufacturing and Transition Agreement


        Filed as Exhibit 10.17 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT I

                          Chip Manufacturing Agreement


        Filed as Exhibit 10.15 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT J

                           Investor's Rights Agreement


        Filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT K

                                  Bill of Sale



        Filed as Exhibit 10.19 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT L

                              Form of Legal Opinion
                          of Purchaser's Legal Counsel

                                    EXHIBIT M

                              Form of Legal Opinion
                            of Seller's Legal Counsel

                                    EXHIBIT N

                          Consulting Services Agreement


        Filed as Exhibit 10.14 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.

                                    EXHIBIT O

                    Board Observer Confidentiality Agreement


        Filed as Exhibit 10.20 to Registrant's Registration Statement on Form S-1 filed with the Commission on September 3, 1999.